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                                                                   EX-99.906CERT

     We, Alexander Potts, President, Chief Executive Officer and Principal Executive Officer, and Denis Taillieu, Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer of SA Funds - Investment Trust (the "registrant"), certify that:

     1. The report on Form N-CSR of the registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


By:  /s/ Alexander Potts
     ---------------------------
     Alexander Potts
     President, Chief Executive Officer and Principal Executive
     Officer

Date:   August 27, 2004
        ----------------------------


By:  /s/ Denis Taillieu
     ---------------------------
     Denis Taillieu
     Treasurer, Chief Financial and Accounting Officer and Principal Financial Officer

Date:   August 26, 2004
        ----------------------------